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                                  EXHIBIT 23(b)

                    Consent of independent public accountants



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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the inclusion of our Independent Auditor's Report dated January 30, 1998 regarding the consolidated balance sheets of BYL Bancorp and Subsidiary as of December 31, 1997 and 1996, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1997, in the Form 10-KSB filed with the Securities and Exchange Commission (SEC) and incorporated by reference in the Form S-8 filed by BYL Bancorp with the SEC and the reference to our firm as experts therein.



                                            /s/ Vavrinck, Trine, Day & Co., LLP


May 15, 1998
Laguna Hills, California